EMPLOYMENT AGREEMENT
Joanne Kim

THIS EMPLOYMENT AGREEMENT is made effective April 1, 2008 by and between Wilshire Bancorp, Inc. and Wilshire State Bank (hereinafter collectively sometimes referred to as the "Bank"), and Joanne Kim (hereinafter sometimes referred to as "Kim"), as follows:

1. Employment. Bank hereby agrees to employ Kim as President and Chief Executive Officer, and Kim accepts said employment, upon the terms and conditions hereinafter set forth.

2.  Duties. Kim shall perform her duties of President and Chief Executive Officer of the Bank, subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders. During the term of this Employment Agreement, Kim shall perform her duties faithfully, diligently and to the best of her ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Incorporation and Bylaws. Kim shall devote her full time and efforts to this position.

3.  Term. The term of this Agreement shall be three (3) years from its effective date, but the Bank shall have the right to terminate the Agreement at any time in accordance with the terms and conditions of Paragraphs 9 or 10 herein.

4.  Salary and Bonus. During the term of this Agreement, Kim shall be compensated as follows: for the first year, Kim shall be compensated and receive an annual salary of Two Hundred Sixty Thousand ($260,000) payable in twelve (12) equal monthly installments. For the second year, Kim shall be compensated and receive an annual salary of Two Hundred Seventy Thousand Dollars ($270,000) payable in twelve (12) monthly installments. For the third year, Kim shall be compensated and receive an annual salary of Two Hundred Eighty Thousand Dollars ($280,000) payable in twelve (12) monthly installments. This shall be the “basic compensation” for performing her duties as President and Chief Executive Officer of the Bank. In addition to the basic compensation, the Bank agrees to pay Kim an incentive bonus based upon the Bank exceeding its operational and financial goals. The Bank must exceed the Bank’s pre-tax earnings for the previous year for this bonus component to be paid. The incentive bonus shall be equal to four (4) percent of the net difference of the Bank’s pre-tax earnings for that year in excess of the Bank’s pre-tax earnings for the previous year; provided, however, that in no event shall such bonus be more than 100% of the amount of her annual base salary.

5.  Stock Options. Pursuant to and subject to the terms of the Bank's Stock Option Plan, the Bank shall grant Kim an additional fifty thousand (50,000) shares of the Bank's common stock (Stock Option) in consideration of Kim's agreement to this extension of her Employment Agreement. Should Kim be terminated without cause, the Stock Option shall expire no later than thirty (30) days after such termination. Should Kim be terminated for cause, the Stock Option shall expire immediately. The Stock Option will be subject to all of the terms and provisions of the Bank Stock Option Plan and the form of Stock Option Agreement to be executed by the Bank and Kim.

6.  Expenses. Kim shall be entitled to reimbursement by Bank for any business expenses which are reasonably and necessarily incurred in the performance of her duties on behalf of Bank, including an automobile allowance in the amount of $1,500 per month, during the term of this Agreement, and which the Board of Directors of the Bank deems are satisfactorily documented.

7.  Vacation. Kim shall be entitled to four (4) weeks paid vacation during each year of the term of this Agreement. Kim shall take at least two (2) consecutive weeks vacation during each year of her employment by Bank.

8.  Insurance Benefits. Bank shall provide for Kim and Kim’s dependent children, where appropriate, at the Bank's expense, participation in the Bank's standard group health insurance program.

9.  Termination. The Bank may terminate the employment of Kim at any time during this Agreement by a simple majority vote of the Board of Directors, exclusive of the vote of Kim in the event she is a Director, and said termination may be for cause or without cause for any reason whatsoever; the effective date of termination in such event shall be determined by the Board. If the employment of Kim is terminated without cause hereunder, basic compensation under Paragraph 4 of this Agreement (but not including any bonus) shall continue for the lesser of six (6) months or for the duration of the term remaining under this Agreement, at the rate in effect at the time of termination. In no event will she be entitled to more than six (6) months worth of basic compensation. In the event Kim is terminated for cause, Kim shall be entitled to no further compensation of any sort, excepting only for basic compensation and expenses earned prior to such termination. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith, or any conduct that could be detrimental to the interests of the Bank or associated corporations and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

10.  Action by Supervisory Authority. If Bank is ordered to remove Kim or Bank is closed or taken over by the California Department of Financial Institution, the Federal Reserve, the Federal Deposit Insurance Corporation, or other supervisory authority, such bank supervisory authority may immediately terminate this Agreement without further liability, compensation or obligation to Kim.

11.  Arbitration. Any controversy or claim arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in the City of Los Angeles, State of California, in accordance with the rules of the American Arbitration Association, and a judgment upon the award rendered may be entered in any court having jurisdiction thereof.

12.  Notices. Any notice required or permitted to be given hereunder shall be in writing and delivered by ordinary mail or served personally, addressed to Bank or Kim, as the case may be, at the address set forth after their signatures below or as may be changed from time to time by notice given to the other party.

13.  Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction, or by arbitration, to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

14.  Miscellaneous. It is hereby agreed that Kim's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire Agreement and understanding of the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives, successors, beneficiaries and assigns of the parties, subject, however, to the restrictions on assignment contained herein. This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California law. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and executed by Kim and a duly authorized representative of the Bank.

15.  Enforcement. Both Kim and Bank acknowledge they have had the opportunity to consult with legal counsel regarding the terms and provisions of this Agreement. If arbitration or legal action is employed to enforce any of the provisions hereof, the parties hereto agree that the prevailing party shall be entitled to recover all reasonable costs and attorneys' fees.

16. This Agreement constitutes the only Agreement between the parties with respect to Kim’s employment by the Bank, and it supersedes any and all written or oral understanding.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement on March, 25, 2008.

WILSHIRE BANCORP, INC.

WILSHIRE STATE BANK

By:	/s/ Steven Koh	/s/ Joanne Kim
	Steven Koh	Joanne Kim
	Chairman of the Board	3200 Wilshire Boulevard Los Angeles, CA 90010